EXHIBIT 24.2

                                  JERE J. LANE
                           Certified Public Accountant
                              2901 N.W. 112 Avenue
                             Coral Springs, FL 33065
                    Tel: (954) 340-2848/ Fax: (954) 340-7519

October 12, 1998


Alchemy Holdings, Inc.
3025 N.E. 188th Street
Aventura, FL 333180

Gentlemen:

         I hereby consent to your incorporation in the registration statement (Form S-8) my report dated January 15, 1998, accompanying the financial statements for the year ended September 30, 1997 of Alchemy Holdings, Inc., (formerly Hawk Marine Power) a Florida Corporation.

Sincerely,




Jere J. Lane, C.P.A.

JJL/ss